Exhibit 10.4

Director Deferred Share Equivalent Agreement

This Director Deferred Share Equivalent Agreement (the “Agreement”), dated as of ______, 20__ (the “Grant Date”), between ServiceMaster Global Holdings, Inc., a Delaware corporation, and ____________ (the “Director”), is being entered into pursuant to the Amended and Restated ServiceMaster Global Holdings, Inc. 2014 Omnibus Incentive Plan (as amended from time to time, the “Plan”). Capitalized terms not otherwise defined in this Agreement have the meanings given to them in the Plan.

The Company and the Director hereby agree as follows:

Section 1.    Grant of Deferred Share Equivalents.

(a)    Confirmation of Grant.  Subject to all of the terms of this Agreement, the Company hereby evidences and confirms, effective as of the Grant Date, its grant to the Director of the aggregate number of deferred share equivalent set forth on the signature page hereof (the “DSEs”), each of which represents the right to receive a share of Common Stock (or a cash payment with respect thereto) subject to the terms of this Agreement.  The Company will establish a separate notional account for the Director and will record in such account the number of DSEs awarded to the Director pursuant to this Agreement. This Agreement is entered into pursuant to, and the terms of the DSEs are subject to, the terms of the Plan.  If there is any conflict between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

Section 2.    Vesting and Settlement; Adjustment of Award.

(a)    The DSEs are fully vested as of the date hereof.

(b)    Settlement.  Upon the earliest to occur of (i) a Change in Control within the meaning of Section 409A of the Code or (ii) the date specified by the Director (the “Settlement Date”), the Director shall receive one share of Common Stock in respect of each DSEs then credited to the Director’s account.

(c)    Dividend Equivalents.  If the Company pays any cash dividend or similar cash distribution on the Common Stock, the Company shall credit to the Director’s account with additional DSEs in an amount equal to (A) the product of (x) the number of the Director’s DSEs as of the record date for such distribution times (y) the per share amount of such dividend or similar cash distribution on Common Stock, divided by (B) the Fair Market Value on the date such additional DSEs are so credited, rounded down to the nearest whole number of shares.  If the Company makes any dividend or other distribution on the Common Stock in the form of Common Stock or other securities, the Company will credit the Director’s account with that number of additional shares of Common Stock or other securities that would have been distributed with respect to that number of shares of Common Stock underlying the Director’s DSEs as of the record date thereof.  Any cash amounts or shares of Common Stock or other securities credited to the Director’s account shall be paid to the Director on the Settlement Date.

(d)    Adjustment in the Event of Spin-Off.  Notwithstanding anything set forth in this Agreement to the contrary,  upon the occurrence of the completion of the spin-off of AHS Holding Company, Inc. (“AHS”) by the Company (the “Spin-Off”), the DSEs shall be adjusted in accordance with Section 4.3 of the Plan such that the Director shall be entitled to an adjusted Award which relates solely to: (i) if, on and immediately after the Spin-Off, the Director remains a member of the Board, the securities of the Company; or (ii) if, immediately following the Spin-Off, the Director serves as a member of the board of directors of AHS, the securities of AHS.

Section 3.    Restriction on Transfer of Shares.

(a)    Prior to the settlement thereof, the DSEs are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise).  Any purported transfer in violation of this Section 3 shall be void ab initio.

Section 4.    Miscellaneous.

(a)    Authorization to Share Personal Data.  The Director authorizes any Affiliate of the Company that has or lawfully obtains personal data relating to the Director to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

(b)    Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Director, as the case may be, at the following addresses or to such other address as the Company or the Director, as the case may be, shall specify by notice to the other:

(i)    If to the Company, to it at:

ServiceMaster Global Holdings, Inc.
150 Peabody Place
Memphis, Tennessee  38103

Attention: General Counsel

Fax: (901) 597-8025

(ii)    If to the Director, to the Director at his or her most recent address as shown on the books and records of the Company;

(c)    Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(d)    Waiver; Amendment.

(i)    Waiver.  Any party hereto may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement, and (C) waive or modify performance of any of the obligations of the other parties under this Agreement.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, but not limited to, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(ii)    Amendment.  This Agreement may be amended, modified or supplemented only by a written instrument executed by the Director and the Company.

(e)    Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Director without the prior written consent of the other.

(f)    Applicable Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(g)    Waiver of Jury Trial.  Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby.  Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 5(g).

(h)    Section and Other Headings, etc.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(i)    Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by electronic transmission (including, without limitation, email or facsimile) shall be as effective as delivery of a manually executed counterpart of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Director have executed this Agreement as of the date first above written.

SERVICEMASTER GLOBAL HOLDINGS, INC.

By:
Name:
Title:

DIRECTOR:

Address of the Director:

Total Number of DSEs Granted Pursuant Hereto: